Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollars in thousands)
Non-accrual loans	$5,893	$5,545	$5,917	$5,531	$7,548
Loans 90 days or more past due and still accruing interest	-	-	-	14	-
Subtotal	5,893	5,545	5,917	5,545	7,548
Less: Government guaranteed loans	859	435	327	427	459
Total non-performing loans	5,034	5,110	5,590	5,118	7,089
Other real estate and repossessed assets	438	245	224	296	346
Total non-performing assets	$5,472	$5,355	$5,814	$5,414	$7,435

As a percent of Portfolio Loans Non-performing loans	0.17%	0.18%	0.19%	0.18%	0.25%
Allowance for credit losses	1.52	1.63	1.62	1.63	1.68
Non-performing assets to total assets	0.11	0.11	0.13	0.12	0.17
Allowance for credit losses as a percent of non-performing loans	906.38	924.70	837.19	897.34	659.54

(1)	Excludes loans classified as "trouble debt restructured" that are not past due.

  Troubled debt restructurings ("TDR")

	March 31, 2022
	Commercial	Retail (1)		Total
	(In thousands)
Performing TDR's	$4,410	$30,622		$35,032
Non-performing TDR's (2)	-	875	(3)	875
Total	$4,410	$31,497		$35,907

	December 31, 2021
	Commercial	Retail (1)		Total
	(In thousands)
Performing TDR's	$4,481	$31,589		$36,070
Non-performing TDR's (2)	-	1,016	(3)	1,016
Total	$4,481	$32,605		$37,086

(1)	Retail loans include mortgage and installment loan segments.
(2)	Included in non-performing assets table above.
(3)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for credit losses

	Three months ended March 31,
	2022		2021
	Loans	Unfunded Commitments	Loans	Unfunded Commitments

	(Dollars in thousands)
Balance at beginning of period	$47,252	$4,481	$35,429	$1,805
Additions (deductions)
Impact of adoption of ASC 326	-	-	11,574	1,469
Provision for credit losses	(1,573)	-	(474)	-
Initial allowance on loans purchased with credit deterioration	-	-	134	-
Recoveries credited to allowance	621	-	548	-
Loans charged against the allowance	(673)	-	(456)	-
Recoveries included in non-interest expense	-	(355)	-	(32)
Balance at end of period	$45,627	$4,126	$46,755	$3,242

Net loans charged (recovered) against the allowance to average Portfolio Loans	0.01%		(0.01)%

Capitalization

	March 31, 2022	December 31, 2021
	(In thousands)
Subordinated debt	$39,376	$39,357
Subordinated debentures	39,609	39,592
Amount not qualifying as regulatory capital	(600)	(581)
Amount qualifying as regulatory capital	78,385	78,368
Shareholders’ equity
Common stock	321,981	323,401
Retained earnings	87,882	74,582
Accumulated other comprehensive income (loss)	(54,414)	501
Total shareholders’ equity	355,449	398,484
Total capitalization	$433,834	$476,852

Non-Interest Income

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(In thousands)
Interchange income	$3,082	$3,306	$3,049
Service charges on deposit accounts	2,957	2,992	1,916
Net gains (losses) on assets
Mortgage loans	835	5,600	12,828
Securities	70	(10)	1,416
Mortgage loan servicing, net	9,641	1,269	5,167
Investment and insurance commissions	738	708	583
Bank owned life insurance	138	156	139
Other	1,487	1,750	1,308
Total non-interest income	$18,948	$15,771	$26,406

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2022	2021
	(In thousands)
Balance at beginning of period	$26,232	$16,904
Originated servicing rights capitalized	2,143	3,369
Change in fair value	7,558	3,257
Balance at end of period	$35,933	$23,530

Mortgage Loan Activity

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021

	(Dollars in thousands)
Mortgage loans originated	$270,194	$424,563	$509,003
Mortgage loans sold	221,725	291,196	377,418
Net gains on mortgage loans	835	5,600	12,828
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	0.38%	1.92%	3.40%
Fair value adjustments included in the Loan Sales Margin	(1.87)	(0.90)	(0.98)

Non-Interest Expense

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(In thousands)
Compensation	$12,435	$11,462	$10,121
Performance-based compensation	3,662	4,473	4,292
Payroll taxes and employee benefits	4,033	3,970	4,109
Compensation and employee benefits	20,130	19,905	18,522
Occupancy, net	2,543	2,216	2,343
Data processing	2,216	2,851	2,374
Furniture, fixtures and equipment	1,045	1,060	1,003
Interchange expense	1,011	1,083	948
Communications	757	739	881
Advertising	680	599	489
Loan and collection	559	819	759
FDIC deposit insurance	522	413	330
Legal and professional	493	534	499
Amortization of intangible assets	232	243	242
Supplies	123	151	174
Correspondent bank service fees	77	90	100
Conversion related expenses	44	191	218
Provision for loss reimbursement on sold loans	33	38	34
Net gains on other real estate and repossessed assets	(55)	(28)	(180)
Costs (recoveries) related to unfunded lending commitments	(355)	844	(32)
Other	1,395	2,206	1,317
Total non-interest expense	$31,450	$33,954	$30,021

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2022			2021
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$2,971,566	$28,340	3.85%	$2,827,335	$28,039	4.00%
Tax-exempt loans (1)	8,532	99	4.71	6,677	84	5.10
Taxable securities	1,080,252	4,552	1.69	782,471	2,796	1.43
Tax-exempt securities (1)	326,973	2,015	2.47	311,147	1,770	2.28
Interest bearing cash	87,317	37	0.17	101,895	29	0.12
Other investments	18,117	180	4.03	18,427	188	4.14
Interest Earning Assets	4,492,757	35,223	3.16	4,047,952	32,906	3.27
Cash and due from banks	58,676			56,371
Other assets, net	169,772			149,971
Total Assets	$4,721,205			$4,254,294

Liabilities
Savings and interest-
bearing checking	$2,503,014	641	0.10	$2,140,405	675	0.13
Time deposits	338,354	126	0.15	339,872	581	0.69
Other borrowings	108,969	973	3.62	108,825	962	3.59
Interest Bearing Liabilities	2,950,337	1,740	0.24	2,589,102	2,218	0.35
Non-interest bearing deposits	1,317,160			1,218,534
Other liabilities	77,698			66,547
Shareholders’ equity	376,010			380,111
Total liabilities and shareholders’ equity	$4,721,205			$4,254,294

Net Interest Income		$33,483			$30,688

Net Interest Income as a Percent of Average Interest Earning Assets			3.00%			3.05%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.
(2)	Annualized

Commercial Loan Portfolio Analysis as of March 31, 2022

	Total Commercial Loans
	All Loans	Watch Credits			Percent of Loan Category in Watch Credit
Loan Category		Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$9,878	$790	$-	$790	8.0%
Land Development	16,421	30	-	30	0.2
Construction	74,390	-	-	-	0.0
Income Producing	396,726	1,924	-	1,924	0.5
Owner Occupied	404,607	23,329	-	23,329	5.8
Total Commercial Real Estate Loans	$902,022	$26,073	-	$26,073	2.9

Other Commercial Loans	$355,579	$4,189	59	$4,248	1.2
Total non-performing commercial loans			$59

Commercial Loan Portfolio Analysis as of December 31, 2021

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$13,621	$114	$-	$114	0.8%
Land Development	14,854	32	-	32	0.2
Construction	67,663	-	-	-	0.0
Income Producing	402,936	2,215	-	2,215	0.5
Owner Occupied	360,614	21,960	-	21,960	6.1
Total Commercial Real Estate Loans	$859,688	$24,321	-	$24,321	2.8

Other Commercial Loans	$343,893	$12,546	62	$12,608	3.7
Total non-performing commercial loans			$62